Exhibit 10.25

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of December 14, 2018 and, made by and among KADANT INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors parties hereto, the Foreign Subsidiary Borrowers parties hereto, the several banks and other financial institutions or entities parties hereto (the “Lenders”), CITIZENS BANK, N.A., as administrative agent (the “Administrative Agent”) and CITIZENS BANK, N.A., as multicurrency administrative agent (the “Multicurrency Administrative Agent”; together with the Administrative Agent, the “Agents”).
Background
The Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers, the Agents and the Lenders entered into an Amended and Restated Credit Agreement dated as of March 1, 2017 as amended by that certain First Amendment dated as of May 24, 2017 and that certain Limited Consent dated as of December 9, 2018 (the “Original Credit Agreement”), as amended by this Second Amendment and as further amended, modified or supplemented from time to time, the “Credit Agreement”.
The Borrower has informed the Agents and the Lenders that it or its Subsidiaries intends to acquire all of the Capital Stock of one or more entities that have been identified to the Agents (the “Acquisition Target”) (and delivered a copy of an Equity Purchase Agreement regarding such transaction dated December 9, 2018 (the “Purchase Agreement”)) through the Borrower or one or more of the Borrower’s wholly-owned subsidiaries (individually, and collectively, the “Kadant Purchaser”) (such acquisition transaction, the “ Identified Acquisition”) which Identified Acquisition shall be funded, in part, with Loans to be advanced under the Credit Agreement (such extension of credit by the Lenders, the “Acquisition Advance”).
The Borrower has requested that the Agents and the Lenders amend the Original Credit Agreement to increase the Revolving Commitments from $300,000,000 to $400,000,000 and to make additional changes to the Original Credit Agreement.
Capitalized terms not defined herein shall have the meanings given such terms in the Original Credit Agreement. This Second Amendment constitutes a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers, the Agents and the Lenders hereby agree as follows:
1.Amendments to Original Credit. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in Section 2 below, the following amendments are incorporated into the Original Credit Agreement:

(A)The definition of “CDOR Rate” in Section 1.1 of the Original Credit Agreement is hereby amended by adding the phrase “; provided that, in no event shall the CDOR Rate be less than 0%” at the end of such definition.

(B)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Consolidated Total Debt” and to insert the following in lieu thereof:

'“Consolidated Total Debt”: as of any date of determination, the aggregate principal amount of all Indebtedness (other than any Indebtedness described in clauses (f) (to the extent paid on a current basis only), (h) and (i) of the definition thereof) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, provided, (i) to the extent the PAAL Lease is treated, for United States GAAP accounting purposes (as in effect on the Effective Date), as a capital lease, the PAAL Lease Obligations will be excluded from Indebtedness in such calculation up to an aggregate amount of 4,000,000 euros, and (ii) to the extent the Syntron Leases are treated, for United States GAAP accounting purposes (as in effect on the Effective Date), as a capital lease, the Syntron Lease Obligations will be excluded from Indebtedness in such calculation up to an aggregate amount of $17,000,000.”
(C)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Documentation Agents” and to insert the following in lieu thereof:

“Documentation Agents”: HSBC Bank USA, National Association, HSBC Bank Canada, Santander Bank, N.A., and U.S. Bank National Association.
(D)Section 1.1 of the Original Credit Agreement is hereby amended to add the following text “or Chinese bankers acceptance drafts” at the end of clause (f) of the definition of “Indebtedness;”

(E)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Joint Lead Arrangers” and to insert the following in lieu thereof:

“Joint Lead Arrangers”: Citizens Bank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.
(F)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “L/C Commitment” and to insert the following in lieu thereof:

““L/C Commitment”: $80,000,000. The L/C Commitment is part of, and not in addition to, the Revolving Commitment.”
(G)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “LIBOR Rate” and to insert the following in lieu thereof:

““LIBOR Rate”: with respect to any LIBOR Loan, other than a LIBOR Loan based upon the CDOR Rate, for any applicable Interest Period including for any applicable Foreign Currency, the offered rate for deposits of U.S. Dollars for a term coextensive with the designated interest period that the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time on the day that is two (2) London Business Days prior to the beginning of such Interest Period; provided that, in no event shall the LIBOR Rate be less than 0%. In the event the LIBOR Rate is no longer available, (a) the Administrative Agent may in its discretion establish an alternate rate of interest to the LIBOR Rate (and adjust the applicable margin) that gives due consideration to the then prevailing market convention in the United States at such time for determining a rate of interest for loans of this type made to borrowers domiciled in the United States, applied in a manner determined by the Administrative Agent to be consistent with such then prevailing market convention and (b) the Administrative Agent and the Borrower shall negotiate in good faith any amendments to the Loan Documents as may be necessary and appropriate to effectively implement any such alternative rate of interest. Notwithstanding anything to the contrary herein contained regarding amendments to the Loan Documents, any such amendment entered into by the Administrative Agent and the Borrower shall become effective without any further action or consent of any other party to the Loan Documents so long as the Administrative Agent shall not have received, within five

(5) Business Days of the date a draft of such amendment is provided to the Lenders for review, a written notice from the Required Lenders stating that such Lenders object to such amendment.”
(H)Section 1.1 of the Original Credit Agreement is hereby amended to add the following definition in alphabetical order:

““Material Acquisition Certificate” means a certificate executed by a Responsible Officer designating an Acquisition as a Material Acquisition for purposes of Section 7.1(a).”
(I)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Multicurrency Sublimit” and to insert the following in lieu thereof:

““Multicurrency Sublimit”: $250,000,000, which shall part of and included in the Revolving Commitment.”
(J)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in clause (e) of the definition of “Permitted Acquisition” and to insert the following in lieu thereof:

“(e) if such acquisition is a Material Acquisition, (i) the Borrower’s Consolidated Leverage Ratio for the most recent Reference Period ended prior to the date of such acquisition and calculated to the extent applicable, (after giving effect to any pro forma adjustment made pursuant to the second sentence of the definition of Consolidated EBITDA) as if such acquisition had occurred on the first day of such Reference Period, shall not exceed 0.25:1.00 below the otherwise applicable Consolidated Leverage Ratio (after giving effect to any increase under Section 7.1(a)), and (ii) the Borrower shall have demonstrated to the Administrative Agent compliance with clause (i) above, together with such supporting documentation as the Administrative Agent may reasonably request, no later than five (5) days prior to the consummation of any such acquisition and the assumption and/or incurrence of any Indebtedness in connection therewith,”
(K)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Permitted Unrestricted Cash” and to insert the following in lieu thereof:

““Permitted Unrestricted Cash”: means 100% of unrestricted cash and Cash Equivalents of the Borrower or any of its Subsidiaries on deposit or invested in a country where Borrower or any of its Subsidiaries has business operations which the Borrower or any of its Subsidiaries may withdraw without restriction, up to an aggregate amount of $30,000,000.”
(L)Section 1.1 of the Original Credit Agreement is hereby amended to delete the table in the definition of “Pricing Grid” and to insert the following in lieu thereof:

Level	Consolidated Leverage Ratio	Commitment (bps)	LIBOR (bps)	Base Rate (bps)
I	≥ 3.5x	35.0	225.0	125.0
II	≥ 3.0x	30.0	200.0	100.0
III	≥ 2.5x	25.0	175.0	75.0
IV	≥ 2.0x	20.0	150.0	50.0
V	≥ 1.0x	17.5	125.0	25.0
VI	< 1.0x	12.5	100.0	—

(M)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Revolving Commitment” and to insert the following in lieu thereof:

““Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans (which includes Multicurrency Revolving Loans and participate in Swingline Loans and Letters of Credit (which includes Multicurrency L/C Obligations) in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Total Revolving Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments on the Second Amendment Effective Date is $400,000,000.”
(N)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Revolving Termination Date” and to insert the following in lieu thereof:

““Revolving Termination Date”: December 14, 2023 unless sooner terminated in accordance with the terms hereof.”
(O)Section 1.1 of the Original Credit Agreement is hereby amended to add the following new definition:

““Second Amendment Effective Date”: the date all of the conditions precedent in that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 14, 2018, entered into among the Agents, the Lenders, the Borrower, the Foreign Subsidiary Borrowers and the Subsidiary Guarantors, are satisfied. “
(P)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Syndication Agent” and to insert the following in lieu thereof:

“Syndication Agent”: means collectively, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A.
(Q)Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of “Swingline Commitment” and to insert the following in lieu thereof:

“ “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $7,500,000.”
(R)Section 1.1 of the Original Credit Agreement is hereby amended to add the following definitions in alphabetical order:

““Syntron Leases”: means that certain Lease Agreement dated June 5, 2014 between Store Capital Acquisitions, LLC, a Delaware LLC and Syntron Material Handling, LLC, a Delaware LLC for the lease of property at 2730 Highway 145 South, Saltillo, Mississippi 38866, and any other capital lease agreement to which Syntron Material Handling or its subsidiaries is a party at the time it or the applicable subsidiary becomes a Subsidiary of Kadant.”
““Syntron Lease Obligations”: means all obligations of the Borrower and its Subsidiaries arising under or in connection with the Syntron Leases.”
(S)Schedule 1.1 of the Original Credit Agreement is hereby deleted and the Schedule 1.1 attached to this Second Amendment is inserted in lieu thereof.

(T)Section 1.3(b) of the Original Credit Agreement is hereby amended to delete the text “real estate” in the last sentence thereof and replacing it with “capital”.

(U)Section 1.9 of the Original Credit Agreement is hereby amended by adding the words “or the Applicable Margin” after the words “in Section 7.1” in the parenthetical in the penultimate sentence thereof.
(V)(Section 2.22(b) of the Original Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

““Notwithstanding anything to the contrary herein, the aggregate amount of all Incremental Revolving Commitment Increases shall not exceed $150,000,000.”
(W)Section 6.7(e) of the Original Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(e)    promptly after the Borrower or any of its Subsidiaries obtains knowledge thereof, any material addition or material change to a Sharing Agreement the Borrower or any of its Subsidiaries have entered into.”
(X)Section 7.1(a) of the Original Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.75 to 1.00. Notwithstanding the foregoing, following the delivery of a Material Acquisition Certificate, the maximum Consolidated Leverage Ratio shall be increased to 4.00 to 1.00 for the fiscal quarter during which a Material Acquisition occurs and for the first full three fiscal quarters thereafter (a “Leverage Ratio Holiday”); provided that following the end of any Leverage Ratio Holiday, the Borrower must demonstrate compliance with the covenant level set forth in the first sentence of this Section 7.1(a) for at least one full fiscal quarter before it can commence another Leverage Ratio Holiday.”
(Y)Section 7.2(j) of the Original Credit Agreement is hereby amended by deleting “$25,000,000” and replacing it with “$35,000,000”

(Z)Section 7.2 of the Original Credit Agreement is hereby amended by deleting clause (k) and replacing it with the following:
“(k) (i) Indebtedness in respect of additional standby letter of credit and bank guarantee facilities in an aggregate amount not to exceed $50,000,000; and (ii) Indebtedness in respect of China banker acceptance drafts in an aggregate amount not to exceed $15,000,000;”
(AA)Section 7.2(l) of the Original Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(l) Unsecured Indebtedness up to an aggregate principal amount of $125,000,000, minus the principal amounts outstanding under Section 7.2(m), at any time outstanding pursuant to which the holder of such Indebtedness (or a representative thereof) enters into a Sharing Agreement provided if such unsecured Indebtedness is entered into solely as a Limited Condition Financing a Sharing Agreement is not required ;”
(BB)    Section 7.6(c) of the Original Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“(c) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends and repurchase its Capital Stock or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Capital Stock; provided that at the time of the payment of such dividends or the making of such repurchase, and after giving effect thereto, the Borrower’s Consolidated Leverage Ratio for the most recent Reference Period ended prior to the date of such payment of dividends or the making of such repurchase and calculated as if such payment of dividends or making of such repurchase had occurred on the first day of such Reference Period, shall be equal to or less than the Consolidated Leverage Ratio then in effect under Section 7.1(a); and”
(CC)    Section 9.1 of the Original Credit Agreement is hereby amended by adding the following sentence after the first sentence thereof:

“Each Lender (a) hereby irrevocably designates and appoints the Agents as the agents of such Lender to enter into and execute, on its behalf, a sharing agreement, substantially in the form of Exhibit K, (b) hereby authorizes and consents to the Administrative Agent acting under and with respect to any such Sharing Agreement, and (c) agrees to be bound by the terms of such Sharing Agreement.”
The foregoing amendments are limited to those set forth herein and is not a commitment or agreement to grant any amendment in the future.
2.Conditions Precedent.

The provisions of this Second Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:
(a)the Borrower, each Subsidiary Guarantor and each Foreign Subsidiary Borrower shall have delivered to the Agents an executed counterpart of this Second Amendment;

(b)the Agents and the Lenders shall have indicated their consent and agreement by executing this Second Amendment; and

(c)the Borrower shall have paid all of the Agents’ fees and expenses and all amounts required under that certain fee letter dated as of November 28, 2018 between the Administrative Agent and the Borrower.

3.Miscellaneous.

(a)Ratification. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers, the Agents and the Lenders agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Second Amendment, the Original Credit Agreement (as unmodified by this Second Amendment) shall control.

(b)Representations and Warranties. The Borrower hereby represents and warrants to the Agents that the representations and warranties set forth in the Loan Documents, after giving effect to this Second Amendment, are true and correct in all material respects (or all respects to the extent already qualified by materiality or the occurrence of a Material Adverse Effect) on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agents and the Lenders that the execution and delivery of this Second Amendment (i) are within the Borrower’s, each Subsidiary Guarantor’s and each Foreign Subsidiary Borrower’s organizational power and authority; (ii) have been duly authorized by all necessary organizational action of the Borrower, each Subsidiary Guarantor and each Foreign Subsidiary Borrower; (iii) is not in contravention of any provision of the Borrower’s, any Subsidiary Guarantor’s or any Foreign Subsidiary Borrower’s Organizational Documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other material instrument to which either the Borrower, any Subsidiary Guarantor or any Foreign Subsidiary Borrower is a party or by which Borrower, any Subsidiary Guarantor, any Foreign Subsidiary Borrower or any of their property is bound. All representations and warranties made in this Second Amendment shall survive the execution and delivery of this Second Amendment.

(c)Expenses of the Agent. As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agents in connection with the preparation, negotiation, and execution of this Second Amendment, including without limitation, the reasonable costs and fees of the Agents’ legal counsel.

(d)Severability. Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e)Applicable Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(f)Successors and Assigns. This Second Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders and the Borrower, the Subsidiary Guarantors, the Foreign Subsidiary Borrowers and their respective successors and assigns.

(g)Counterparts. This Second Amendment may be executed in one or more counterparts and on facsimile counterparts or other electronic transmission, as permitted under the Original Credit Agreement, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(h)Headings. The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

(i)ENTIRE AGREEMENT. THIS SECOND AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

(j)Acknowledgement and Reaffirmation. Each of the Borrower, as a guarantor, and Kadant Black Clawson LLC, Kadant International Holdings LLC and Kadant Johnson LLC (collectively, the “Subsidiary Guarantors” and together with the Borrower, the “Guarantors”), hereby acknowledges the consents granted, and amendments effected, pursuant to this Second Amendment and reaffirms its guaranty of the Borrower Obligations and the Foreign Subsidiary Borrower Obligations (each as defined in the Guarantee) pursuant to that certain Amended and Restated Guarantee Agreement, dated as of March 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among the Guarantors and the Administrative Agent.

(k)Affirmation. The parties to this Second Amendment agree and affirm that the terms of the Limited Consent Under Amended and Restated Credit Agreement dated December 9, 2018 among Borrower, the Subsidiary Guarantors party thereto, the Foreign Subsidiary Borrowers party thereto, the Lenders and the Agents apply to the Credit Agreement as amended by this Second Amendment.

(l)Sharing Agreement. The Lenders hereby direct the Agents to enter into, on their behalf, and consent to the Agents acting with respect to, the Sharing Agreement dated the date hereof among the Agents, PGIM, Inc. the Series A Purchasers (as defined therein), the Prudential Affiliates (as defined therein) and the Parity Debtholders (as defined therein), and agree to be bound by the terms thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
KADANT INC.

By:    /s/Daniel J. Walsh
Name: Daniel J. Walsh
Title: Treasurer

KADANT U.K. LIMITED

By:    /s/Jonathan W. Painter
Name: Jonathan W. Painter
Title: Director

KADANT CANADA CORP.

By:    /s/Daniel J. Walsh
Name: Daniel J. Walsh
Title: Treasurer

KADANT JOHNSON EUROPE B.V.

By:    /s/Eric T. Langevin
Name: Eric T. Langevin
Title: Director

KADANT INTERNATIONAL LUXEMBOURG SCS

By:    /s/Stacy D. Krause
Name: Stacy D. Krause
Title: Manager

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-1)

KADANT LUXEMBOURG S.À R.L.
as the Foreign Subsidiary Borrower

By:    /s/Roger A. Hoogeboom
Name: Roger A. Hoogeboom
Title: Class A Manager

By:    /s/Florence Gerardy
Name: Florence Gerardy
Title: Class B Manager

KADANT JOHNSON DEUTSCHLAND GmbH

By:    /s/Jonathan W. Painter
Name: Jonathan W. Painter
Title: Director

Subsidiary Guarantors:

Kadant Black Clawson LLC

By:    /s/Daniel J. Walsh
Name: Daniel J. Walsh
Title: Treasurer

Kadant International Holdings LLC

By:    /s/Daniel J. Walsh
Name: Daniel J. Walsh
Title: Treasurer

Kadant Johnson LLC

By:    /s/Daniel J. Walsh
Name: Daniel J. Walsh
Title: Treasurer

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-2)

CITIZENS BANK, N.A., as Administrative Agent and as a Lender

By:    /s/Michael Ozzella
Name: Michael Ozzella
Title: Assistant Vice President

[Signature Page-Second Amendment to Amended and Restate Credit Agreement and Limited Consent]
(S-3)

CITIZENS BANK, N.A., as Multicurrency Administrative Agent and as a Lender

By:    /s/Michael Ozzella
Name: Michael Ozzella
Title: Assistant Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-4)

CITIZENS BANK, N.A., as a Lender

By:    /s/Michael Ozzella
Name: Michael Ozzella
Title: Assistant Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-5)

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/Daniel M. Grondin
Name: Daniel M. Grondin
Title: Senior Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-6)

U.S. BANK NATIONAL ASSOCIATION

By:    /s/Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-7)

HSBC BANK USA, N.A.

By:    /s/Joanna London
Name: Joanna London
Title: Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-8)

SANTANDER BANK, N.A.

By:    /s/Karen Ng
Name: Karen Ng
Title: Senior Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement and Limited Consent]
(S-9)

JPMORGAN CHASE BANK, N.A.

By:    /s/Brian Keenan
Name: Brian Keenan
Title: Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement]
(S-10)

HSBC BANK CANADA

By:    /s/Leonard Mortimore
Name: Leonard Mortimore
Title: Country Head of ISB

By:    /s/Douglas Remington
Name: Douglas Remington
Title: AVP

[Signature Page-Second Amendment to Amended and Restated Credit Agreement]
(S-11)

BANK OF AMERICA, N.A.

By:    /s/Robert C. Megan
Name: Robert C. Megan
Title: Senior Vice President

[Signature Page-Second Amendment to Amended and Restated Credit Agreement]

(S-12)

Schedule 1.1

Lender	Total Revolving Commitment	Multicurrency
Citizens Bank, N.A.	$70,000,000	$43,750,000
Wells Fargo Bank, National Association	$70,000,000	$43,750,000
JPMorgan Chase Bank, National Association	$70,000,000	$43,750,000
HSBC Bank USA, N.A	$30,000,000	$18,750,000
HSBC Bank Canada	$20,000,000	$12,500,000
U.S. Bank National Association	$50,000,000	$31,250,000
Santander Bank, N.A.	$50,000,000	$31,250,000
Bank of America, N.A.	$40,000,000	$25,000,000

Total Allocation	$400,000,000	$250,000,000